Limited Power-of-Attorney


     I, Mohammed Khalifa Al-Sada, whose address is Post Office Box 960, Doha, Qatar hereby grant to Omagine, Inc., a Delaware corporation ("Omagine") and to Omagine's President, Frank J. Drohan, this limited power-of-attorney to sign, on my behalf, any and all filings on Form ID, Form 3, Form 4 or Form 5 or amendments thereto (the "Filings") with the Securities and Exchange Commission (the "Commission").

     This power-of-attorney is strictly limited to the abovementioned actions and Filings. This power of attorney shall remain in effect until revoked by me in writing to the Commission.

     Signed this 3rd day of January 2009 at Doha, Qatar.



                          By:   /s/ Mohammed Khalifa Al-Sada
                                -----------------------------
                                   Mohammed Khalifa Al-Sada













     IN WITNESS WHEREOF, I have hereunto set my hand



                                   /s/ Frank J. Drohan
                                 -----------------------------

                                   Signature

                                      Frank J. Drohan
                                  ----------------------------

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